U.S. SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                   ----------

                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                         Date of Report: August 28, 2006
                        (Date of earliest event reported)

                           ALBANY INTERNATIONAL CORP.
             (Exact name of registrant as specified in its charter)

           Delaware                  0-16214                    14-0462060
(State or other jurisdiction      (Commission                  (IRS employer
     of incorporation)            file number)               identification no.)

                      1373 Broadway, Albany, New York 12204
                                 (518) 445-2200
 (Address and telephone number of the registrant's principal executive offices)
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Item 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

Item 2.03 CREATION OF A DIRECT FINANCIAL OBLIGATION

On August 28, 2006, Albany International Corp. ("the Registrant") entered a First Amendment (the "First Amendment Agreement") with JPMorgan Chase Bank, N.A., As Administrative Agent and JPMorgan Europe Limited, as London Agent, amending the Five-year Revolving Credit Agreement dated as of April 16, 2006 into a $460 million Five-Year Revolving Credit Facility Agreement (the "Revolver Agreement") with JPMorgan Chase Bank, N.A., As Administrative Agent, J.P. Morgan Europe Limited, as London Agent, Bank of America, N.A., Bank of Tokyo Mitsubishi UFJ Trust Company, Wachovia Bank, N.A., Sumitomo Mitsui Banking Corporation, Citizens Bank of Massachusetts, ABN AMRO Bank N.V., HSBC Bank USA, N.A., Nordea Bank Finland PLC, Manufacturers and Traders Trust Company, TD Northbank, N.A. and First Niagara Bank. The First Amendment Agreement provides clarification to the restrictive covenants relating to permitted acquisitions and the limitations on investments, loans, or advances t certain non-U.S. subsidiaries.

A copy of this amendment is furnished as an Exhibit to this report. A copy of the Revolver Agreement was previously filed as an exhibit to the Company's Current Report on Form 8-K filed April 20, 2006.

                                    Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                        ALBANY INTERNATIONAL CORP.

                                        By: /s/ Michael C. Nahl
                                            --------------------------------
                                        Name:  Michael C. Nahl
                                        Title: Executive Vice President and
                                               Chief Financial Officer

Date: August 30, 2006

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                                Index to Exhibits

Exhibit No.  Description
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10k(iii)     First Amendment to Five-Year Revolving Credit Agreement dated as of
             April 16, 2006